[LETTERHEAD OF LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP]

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
BDI Investment Corporation

In planning and performing our audit of the financial statements and financial highlights of BDI Investment Corporation for the year ended July 3, 2004, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of BDI Investment Corporation is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. These controls include safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of the inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standard established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of July 3, 2004.

This report is intended solely for the information and use of management of BDI Investment Corporation and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ Lavine, Lofgren, Morris & Engelberg, LLP

July 30, 2004